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                                                                  Exhibit (h)(3)


                                AGENCY AGREEMENT


     THIS AGREEMENT made the ___ day of ______, ____, by and between UAM FUNDS, INC. II (the "Corporation"), a corporation existing under the laws of the State of Maryland, and having its principal place of business at One Freedom Valley Drive, Oaks, Pennsylvania 19456, and DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 ("DST"):

                                   WITNESSETH:

     WHEREAS, the Corporation desires to appoint DST as Transfer Agent and Dividend Disbursing Agent for all present and future series or portfolios of the Corporation, each presently existing series or portfolios (and each new series or portfolio when created to be) set forth on Exhibit A, as amended from time to time (as used herein the "Fund" or "Funds" includes, jointly and severally, the Corporation and each investment company set forth on Exhibit A, as amended from time to time with the mutual agreement of the Corporation and DST) and DST desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Documents to be Filed with Appointment.
     --------------------------------------

     In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for each Fund, there will be filed with DST the following documents:

     A. A certified copy of the resolutions of the Board of Directors of the Corporation appointing DST as Transfer Agent and Dividend Disbursing Agent for each Fund, approving the form of this Agreement, and designating certain persons to give written instructions and requests on behalf of the Corporation and each Fund;

     B. A certified copy of the organizing documents of the Corporation and each Fund and all amendments thereto;

     C. A certified copy of the Bylaws of the Corporation (the Corporation hereby representing and warranting that those of each Fund are identical to those of the Corporation);

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     D.   Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission;

     E. Specimens of the signatures of the officers of each Fund authorized to sign stock certificates and individuals authorized to sign written instructions and requests;

     F.   An opinion of counsel for each Fund with respect to:

          (1) The Fund's organization and existence under the laws of its state of organization,

          (2) The status of all shares of stock of the Fund covered by the appointment under the Securities Act of 1933, as amended (the "33 Act"), and any other applicable federal or state statute, and

          (3) That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and non-assessable.

2.   Certain Representations and Warranties of DST.
     ---------------------------------------------

     DST represents and warrants to the Fund that:

     A. It is a corporation duly organized and existing and in good standing under the laws of Delaware.

     B. It is duly qualified to carry on its business in the State of Missouri.

     C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

     D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934 as amended (the "34 Act") and has complied with the SEC's regulations for registered transfer agents.

     E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     G. DST hereby represents and warrants that, properly used, the TA2000 System is capable of maintaining these records required to be maintained by a transfer agent under Section 17Ad(1)-(18) of the '34 Act for securities issued by open-end investment companies.

3.   Certain Representations and Warranties of the Corporation on its own behalf
     ---------------------------------------------------------------------------
     and that of each Fund.
     ---------------------

     The Corporation represents and warrants to DST that:

     A. It is a corporation duly authorized and in good standing under the laws of Maryland and each Fund is a business trust or a corporation duly organized and existing and in good standing under the laws of Delaware or Maryland, as appropriate;

     B. It and each Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "40 Act");

     C. A registration statement under the Securities 33 Act has been filed and will be effective with respect to all shares of each Fund being offered for sale;

     D. All requisite steps have been and will continue to be taken to register each Fund's shares for sale in all applicable states and such registration will be effective at all times shares are offered for sale in such state; and

     E. Each Fund is empowered under applicable laws and by its charter and Bylaws to enter into and perform this Agreement.

4.   Scope of Appointment.
     --------------------

     A. Subject to the conditions set forth in this Agreement, the Corporation hereby appoints DST as Transfer Agent and Dividend Disbursing Agent for each Fund.

     B. DST hereby accepts such appointment and agrees that it will act as each Fund's Transfer Agent and Dividend Disbursing Agent. DST agrees that it will also act as agent in connection with each Fund's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

     C. the Corporation agrees to use its reasonable efforts to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

     D. DST, utilizing TA2000(TM), DST's computerized data processing system for securityholder accounting (the "TA2000 System"), will perform the following services as transfer and dividend disbursing agent for each Fund, and as agent of the Fund for shareholder accounts thereof, in a timely manner: (i) issuing, transferring and exchanging shares in book entry form; (ii) maintaining on the

          TA2000 System shareholder accounts; (iii) with respect to brokers with whom the Fund has agreed to participate in Networking and Fund/SERV, as hereinafter defined, accepting and effectuating the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing Corporation ("NSCC") on behalf of NSCC's participants, including the Funds), in accordance with instructions transmitted to and received by DST by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of, an Authorized Person, as hereinafter defined, on the Dealer File maintained by DST; (iv) issuing instructions to the Funds' banks for the settlement of transactions between the Funds and NSCC (acting on behalf of its broker-dealer and bank participants); (v) providing account and transaction information from each affected Fund's records on TA2000 in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; (vi) maintaining shareholder accounts on TA2000 through Networking; (vii) providing transaction journals; (viii) periodically preparing shareholder meeting lists for use in connection with shareholder meetings and certifying a copy of such list; (ix) mailing shareholder reports and prospectuses; (x) withholding, as required by federal law, taxes on shareholder accounts, preparing, filing and mailing U.S. Treasury Department Forms 1099, 1042, and 1042S and performing and paying backup withholding as required for all shareholders; (xi) disbursing income dividends and capital gains distributions to shareholders and recording reinvestment of dividends and distributions in shares of the Fund; (xii) preparing and mailing confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations of shares of the Fund and other confirmable transactions in shareholders' accounts; (xiii) providing or making available on-line daily and monthly reports as provided by the TA2000 System and as requested by the Fund or its Authorized Person, as hereinafter defined; (xiv) maintaining those records necessary to carry out DST's duties hereunder, including all information reasonably required by the 34 Act and the 40 Act or required by the Corporation to account for all transactions in the Funds' shares; (xv) calculating the appropriate sales charge with respect to each purchase of the Fund shares as instructed by an Authorized Person, as hereinafter defined, determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules and instructions delivered to DST by the Fund's principal underwriter or distributor (hereinafter "principal underwriter") or an Authorized Person from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; (xvi) receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; mailing to dealers confirmations of wire order trades; mailing copies of shareholder statements to shareholders and registered representatives of dealers in accordance with the instructions of an Authorized Person; (xvii) processing, generally on the date of receipt, purchases or redemptions or instructions to settle any mail or wire order purchases or redemptions received in proper order as set forth in the prospectus and the Procedures, as hereinafter defined, rejecting promptly any requests not received in proper order (as defined by an Authorized Person or the Procedures, as hereinafter defined), and causing exchanges of shares to be executed in accordance with the instructions of Authorized Persons, the Procedures, the applicable prospectus and the general exchange privilege applicable;
          (xix) providing to the person designated by an Authorized Person the daily Blue Sky reports generated by the Blue Sky module of TA2000 with respect to purchases of shares of the Funds on TA2000; and (xx) providing to the Corporation escheatment reports as requested by an Authorized Person with respect to the status of accounts and outstanding checks on TA2000.

     E.   DST shall not be responsible to provide the services set forth in
          Section 4.D. in connection with transactions (i) on behalf of retirement plans and participants in retirement plans and transactions ordered by brokers as part of a "no transaction fee" program ("NTF"), the processing of which transactions require DST to use methods and procedures other than those usually employed by DST to perform shareholder servicing agent services, (ii) involving the provision of information to DST after the commencement of the nightly processing cycle of the TA2000 System or (iii) which require more manual intervention by DST, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan, non-NTF and pre-nightly transactions (including, without limitation, price changes and corrective processing (the "Exception Services").

     F. DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in the Fund's instructions, prospectus or application as amended from time to time, for the Fund provided (i) DST is advised in advance by the Fund of any changes therein and (ii) the TA2000 System and the mode of operations utilized by DST as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by the Corporation requires an enhancement or modification to the TA2000 System or to operations as presently conducted by DST, DST shall not be liable therefore until such modification or enhancement is installed on the TA2000 System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST's cost of performing the services required hereunder at the current level of service, DST shall advise the Corporation of the amount of such increase and if the Corporation elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

     G. the Corporation shall add new series or portfolios to the TA2000 System upon at least thirty (30) days' prior written notice to DST provided that the requirements of the new series are generally consistent with services then being provided by DST under this Agreement. Rates or charges for additional series shall be as set forth in Exhibit B for the remainder of the contract term except as such series use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be as mutually agreed to.

5.   Limit of Authority.
     ------------------

     Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Corporation or a Fund, the appointment of DST as Transfer Agent will be construed to cover the full amount of authorized stock of the class or classes for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.

     In case of such increase the Corporation will file with DST: if the appointment of DST was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Fund increasing the authority of DST, and in all cases an opinion of counsel for the Fund stating: (1) The status of the additional shares of stock of the Fund under the Securities 33 Act, and any other applicable federal or state statute; and
     (2) That the additional shares are, or when issued will be, validly issued, fully paid and non-assessable.

6.   Compensation and Expenses.
     -------------------------

     A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, the Corporation will pay to DST from time to time a reasonable compensation for all services rendered as Agent. ("Compensation and Expenses") incurred in connection with the agency. Such compensation is set forth in a separate schedule to be agreed to by the Corporation and DST, a current copy of which is attached hereto as Exhibit B. If the Corporation has not paid the compensation and expenses due to DST under Sections 6.A and 6.B of this Agreement within thirty (30) days of receipt of the invoice therefor, DST may charge against any monies held under this Agreement, the amount of any Compensation and/or Expenses for which it shall be entitled to reimbursement under this Agreement.

     B. The Corporation also agrees promptly to reimburse DST for all reasonable billable expenses or disbursements incurred by DST in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegraphs, stationery supplies, counsel fees in connection with legal questions regarding instructions, requests or documentation submitted by shareholders, outside printing and mailing firms (including Output Technology Solutions, Inc. and ("OTS")) and OTS's subsidiaries, magnetic tapes, reels or cartridges (if sent to the Corporation or to a third party at the Corporation's request) and magnetic tape handling charges, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at the Corporation's request at the Corporation's or a third party's premises, telecommunications equipment, telephone/telecommunication lines between the Fund and its agents, on one hand, and DST on the other, proxy soliciting, processing and/or tabulating costs, second-site backup computer facility, transmission of statement data for remote printing or processing by a third party other than OTS, and National Securities Clearing Corporation ("NSCC") transaction fees to the extent any of the foregoing are paid by DST. The Corporation agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by DST at the request or with the consent of the Corporation will be promptly reimbursed by the Corporation.


     C.   Amounts due hereunder shall be due and paid on or before the thirtieth
          (30th) business day after receipt of the statement therefor by the Corporation (the "Due

          Date"). The Fund is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, the Fund shall pay a late charge equal to the lesser of the maximum amount permitted by applicable law or the product of one and one-half per cent (1.5%) per month times the amount overdue, times the number of months from the Due Date up to and including the day on which payment is received by DST. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of the Fund's or DST's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

     D. In the event that any charges are disputed, the Corporation shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for billable expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which DST provides to the Corporation documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

     E. The fees and charges set forth on Exhibit B shall increase or may be increased as follows:

          (1) On the first day of each new term, in accordance with the "Fee Increases" provision in Exhibit B;

          (2) DST may increase the fees and charges set forth on Exhibit B upon at least ninety (90) days prior written notice, if changes in existing laws, rules or regulations: (i) require substantial system modifications or
                    (ii) materially increase cost of performance hereunder;

               (3) DST may charge for additional features of TA2000 used by the Corporation which features are not consistent with the Corporation's current processing requirements; and

               (4) In the event DST, at the Corporation's request or direction, agrees to perform Exception Services, DST shall be entitled to increase the fees and charges for such Exception Services from those set forth on Exhibit B to the extent such Exception Services increase DST's cost of performance (including any increase in DST's risk of loss from errors). DST shall provide the Corporation with reasonable evidence of such increase.

         If DST notifies the Corporation of an increase in fees or charges pursuant to subparagraph (2) of this Section 6.E., the parties shall confer, diligently and in good faith and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse DST for the Corporation's aliquot portion of the cost of developing the new software to comply with regulatory charges and for the increased cost of operation. If DST and the Corporation are not able to agree upon such new fees, then the Corporation shall have thirty (30) days upon which to accept DST's last offer or to announce the Corporation's intention to terminate this Agreement. DST thereupon will have fifteen
         (15) days to accept the Corporation's position on the proposed fee increase or to accept the termination of this Agreement. If such notice is accepted, the Corporation shall deconvert from TA2000 within one hundred twenty (120) days of DST's notice of acceptance of termination.

         If DST notifies the Corporation of an increase in fees or charges under
         Section 4.F. or subparagraphs (3) or (4) of this Section 6.E., the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new function, Fund feature or Exception Service. In the event that DST and the Fund are unable to agree upon a new fee, then DST shall not be obligated to provide such new service and shall not be entitled to such fee increase.

7.       Operation of DST System.
         -----------------------

          In connection with the performance of its services under this Agreement, DST is responsible for such items as:

          A. That entries in DST's records, and in the Fund's records on the TA2000 System created by DST, reflect the orders, instructions, and other information received by DST from the Fund, the Fund's distributor, manager or principal underwriter, the Fund's investment adviser, the Fund's sponsor, the Fund's custodian, the Fund's shareholder service agent (UAM Shareholder Services Corporation, Inc. ("UAM SSC")), or the Corporation (each an "Authorized Person"), broker-dealers or shareholders;

          B. That shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data be available and accurately reflect the data in the Fund's records on the TA2000 System;

          C. The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from the Corporation and the data in the Fund's records on the TA2000 System;

          D. That redemption transactions and payments be effected timely, under normal circumstances on the day of receipt, and accurately in accordance with redemption instructions received by DST from Authorized Persons, broker-dealers or shareholders and the data in the Fund's records on the TA2000 System;

          E. The deposit daily in the Fund's appropriate special bank account of all checks and payments received by DST from NSCC, broker-dealers or shareholders for investment in shares;

          F. Notwithstanding anything herein to the contrary, with respect to "as of" adjustments, DST will not assume one hundred percent (100%) responsibility for losses resulting from "as ofs" due to non-negligent clerical errors or misinterpretations of shareholder instructions, but DST will discuss with the Corporation DST's accepting liability for an "as of" on a case-by-case basis and shall accept financial responsibility for a particular situation involving negligent clerical errors or negligent misinterpretations of shareholder instructions, but not non-negligent errors or misinterpretations, resulting in a material (as defined by the Investment Company Institute) financial loss to the Fund;

          G. The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of shareholder accounts, transfers, redemptions and other shareholder account transactions, all in conformance with DST's present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, and Signature Guarantee Procedures with such changes or deviations therefrom as may be from time to time required or approved by the Fund, its investment adviser or principal underwriter, or UAM SSC, or the Corporation's, or DST's counsel (collectively the "Procedures") and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;

          H. The maintenance of customary records in connection with its agency, and particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any; and

          I. The maintenance of a current, duplicate set of the Fund's essential records at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

     8.   Indemnification.
          ---------------

          A. DST shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. DST shall provide its services as Transfer Agent in accordance with
               Section 17A of the 34 Act, and the rules and regulations thereunder. In the absence of bad faith, willful misconduct, knowing (DST is presumed under this Agreement to know when DST is violating provisions of the 34 Act and the 40 Act and any rules and regulations thereunder) violations of applicable law pertaining to the manner in which transfer agency services are to be performed by DST (excluding any violations arising directly or indirectly out of the actions or omissions to act of third parties unaffiliated with DST), reckless disregard of the performance of its duties, or negligence on its part, DST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. For those activities or actions delineated in the Procedures, DST shall be presumed to have used reasonable care, due diligence and acted in good faith if it has acted in accordance with the Procedures or any deviation therefrom approved by an Authorized Person or, or UAM SSC, or the Corporation, UAM SSC or DST counsel, or the waiver by the Corporation or an Authorized Person of a requirement for any action by DST, which requirement DST would otherwise have been entitled to demand.

          B. DST shall not be responsible for, and the Corporation shall indemnify and hold DST harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability which may be asserted against DST or for which DST may be held to be liable, arising out of or attributable to:

               (1) All actions of DST required to be taken by DST pursuant to this Agreement, provided that DST has acted in good faith and with due diligence and reasonable care;

               (2) The Corporation's or any Fund's refusal or failure to comply with the terms of this Agreement, the Corporation's negligence or willful misconduct, or the breach of any representation or warranty of the Corporation hereunder;

               (3) The good faith reliance on, or the carrying out of, any written or oral instructions or requests of persons designated by the Corporation or the Fund in writing (see Exhibit C) from time to time as authorized to give instructions on its behalf or representatives of an Authorized Person or DST's good faith reliance on, or use of, information, data, records and documents received from, or which have been prepared and/or maintained by the Corporation or the Fund, its investment advisor, its sponsor or its principal underwriter;

               (4) Defaults by dealers or shareowners with respect to payment for share orders previously entered;

               (5) The offer or sale of the Fund's shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results from DST's failure to comply with written instructions of the Corporation or the Fund or of any officer of the Corporation or the Fund that no offers or sales be input into the Fund's securityholder records in or to residents of such state);

               (6) The Corporation's or the Fund's errors and mistakes in the use of the TA2000 System, the data center, computer and related equipment used to access the TA2000 System (the "DST Facilities"), and control procedures relating thereto in the verification of output and in the remote input of data;

               (7) Errors, inaccuracies, and omissions in, or errors,
                   inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, the Fund's records, shareholder and other records, delivered to DST hereunder by the Corporation or the Fund's or the Corporation's prior agent(s);

               (8) Actions or omissions to act by the Corporation or the Fund or agents designated by the Corporation or the Fund with respect to duties assumed thereby as provided for in Section 21 hereof; and

               (9) DST's performance of Exception Services, if DST agrees to perform Exception Services, except where DST acted or omitted to act in bad faith, with reckless disregard of its obligations under this Agreement or with gross negligence.

          C. Except where DST is entitled to indemnification under Section 8.B. hereof and with respect to "as ofs" set forth in Section 7.F., DST shall indemnify and hold the Corporation harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of DST's failure to comply with the terms of this Agreement or arising out of or attributable to DST's negligence or willful misconduct or breach of any representation or warranty of DST hereunder.

          D. EXCEPT FOR VIOLATIONS OF SECTION 23, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

          E. DST will indemnify and hold the Corporation harmless against, and DST will at its own expense defend any action brought against the Corporation to the extent such action is based upon, a claim that the TA2000 system as used within the scope of this Agreement infringes any U.S. patent, copyright or trade secret; provided, that DST is immediately notified in writing of any such claim; and provided, further, that DST shall have the exclusive right to control such defense and settle such claim. Notwithstanding the foregoing, in no event may DST settle any such claim, lawsuit or proceeding in a manner which binds the Corporation to liability without the Corporation's consent and in no event shall the Corporation settle any such claim, lawsuit or proceeding without DST's prior written approval. In the event of any such claim, litigation or threat thereof, DST may, in its sole and absolute discretion either;

                    (i) Procure for the Corporation a right to continue to use the TA2000 System at no additional charge to the Corporation; or

                    (ii) Replace or modify the TA2000 System so as to be
                         non-infringing without eliminating or diminishing the services provided hereunder at no additional charge to the Corporation; or

                    (iii) Only if (i) or (ii) cannot be accomplished on
                          commercially reasonable terms, terminate this Agreement without any further liability to the Corporation.

          F. Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party's sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

     9.   Certain Covenants of DST and the Fund.
          -------------------------------------

          A. All requisite steps will be taken by the Fund from time to time when and as necessary to register the Fund's shares for sale in all states in which the Fund's shares shall at the time be offered for sale and require registration. If at any time the Fund will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Fund's shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Fund's shares, the Fund will give prompt notice thereof to DST.

          B. DST hereby agrees to perform such transfer agency functions as are set forth in Section 4.D. and 4.E. above and establish and maintain facilities and procedures reasonably acceptable to the Corporation for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry such insurance as it considers adequate and reasonably available.

          C. To the extent required by Section 31 of the 40 Act and the rules thereunder, DST agrees that all records maintained by DST relating to the services to be performed by DST under this Agreement are the property of the Corporation and will be preserved and will be surrendered promptly to the Corporation on request.

          D. DST agrees to furnish the Corporation annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by the Corporation. The annual financial statements will be certified by DST's certified public accountants.

          E. DST represents and agrees that it will use its reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its reasonable efforts to continue to modernize and improve.

          F. DST will permit the Corporation and, upon execution of DST's standard Confidentiality and Limited Use Agreement, a copy of which is attached hereto as Exhibit D, its authorized representatives to make periodic inspections of its operations as such would involve the Corporation at reasonable times during business hours.

          G. DST agrees to use its reasonable efforts to provide in Kansas City or at the Corporation's facility at the Corporation's expense and at DST's then current rates and charges therefor training for the Corporation's personnel in connection with use and operation of the TA2000 System as reasonably requested by the Corporation. All travel and reimbursable expenses incurred by the Corporation's personnel in connection with and during training at DST's Facility shall be borne by the Corporation. Reasonable travel, per diem and reimbursable expenses incurred by DST personnel in connection with and during training at the Corporation's facility shall be borne by the Corporation.

          H. Notwithstanding anything in this Agreement to the contrary, DST's only warranty or covenant with respect to year 2000 compliance is that the TA2000 System will be year 2000 compliant during the term set forth in Section 21 of this Agreement. As used in this Agreement, "year 2000 compliant" shall mean that the TA2000 System will perform in accordance with the terms of this Agreement regardless of the century with respect to which date data is encountered by the TA2000 System; provided, that (i) all date data received by DST for use by the TA2000 System is accurate and in formats specified by DST from time to time, (ii) all date data generated by the TA2000 System is accepted by the recipient in formats provided by DST from time to time, and (iii) DST shall not be obligated to provide date data for interface functions such as screens, reports or data transmission files in any format other than that specified by DST from time to time. Notwithstanding the foregoing, DST makes no representation or warranty as to the ability of any hardware, firmware, software, products or services provided to DST by any other party to manipulate or to process date data, or as to the functionality of any DST software (including without limitation the TA2000 System), in circumstances where data received from any third party system (including without limitation that of the Fund and its Authorized Persons, agents or customers), is invalid, incorrect or otherwise corrupt.

    10.   Recapitalization or Readjustment.
          --------------------------------

          In case of any recapitalization, readjustment or other change in the capital structure of the Fund, DST will accomplish such recapitalization or readjustment by book entry upon receiving:

          A. Written instructions from an officer of the Corporation or the affected Fund; and

          B.   Opinion of counsel for the Fund stating:

               (1) The status of the shares of stock of the Fund in the new form under the 33 Act as amended and any other applicable federal or state statute; and

               (2) That all corporate and regulatory steps required for the issuance of the new shares have been completed and the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and non-assessable.

    11.   Stock Certificates.
          ------------------

          The Fund has only five (5) or less certificates outstanding and does not intend to issue more. The Corporation shall be solely responsible for all activities relating to such certificates, including processing all transactions and maintaining all records pertaining thereto.

    12.   Death, Resignation or Removal of Signing Officer.
          ------------------------------------------------

          The Corporation will file promptly with DST written notice of any change in the officers authorized to sign written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer.

    13.   Future Amendments of Charter and Bylaws.
          ---------------------------------------

          The Corporation will promptly file with DST copies of all material amendments to the Funds' charter document or Bylaws made after the date of this Agreement.

    14.   Instructions, Opinion of Counsel and Signatures.
          -----------------------------------------------

          At any time DST may apply to any person authorized by the Corporation to give instructions to DST, and may with the approval of an the Corporation officer consult with legal counsel for the Fund, or DST's own legal counsel at the expense of the Corporation, with respect to any matter arising in connection with the agency (the Corporation will not bear the expense of DST outside counsel for matters relating to DST's obligations under federal law) and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation. Stock certificates will be forwarded to the Corporation for processing.

    15.   Force Majeure and Disaster Recovery Plans.
          -----------------------------------------

          A. DST shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to DST's reasonable control which prevents or hinders DST's performance hereunder.

          B. DST currently maintains an agreement with a third party whereby DST is to be permitted to use on a "shared use" basis a "hot site" (the "Recovery Facility") maintained by such party in event of a disaster rendering the DST Facilities inoperable. DST has developed and is continually revising a business contingency plan (the "Business Contingency Plan") detailing which, how, when, and by whom data maintained by DST at the DST Facilities will be installed and operated at the Recovery Facility. Provided the Corporation is paying each Funds' pro rata portion of the charge therefor, DST would, in event of a disaster rendering the DST Facilities inoperable, use reasonable efforts to convert the TA2000 System containing the designated the Fund data to the computers at the Recovery Facility in accordance with the then current Business Contingency Plan.

          C. DST also currently maintains, separate from the area in which the operations which provides the services to the Fund hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of DST's operations to other operating areas or to the Crisis Management Center is also covered in DST's Business Contingency Plan.

    16.   Records.
          -------

          DST will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the 40 Act, if any.

    17.   Disposition of Books, Records and Canceled Certificates.
          -------------------------------------------------------

          DST may send periodically to the Corporation, or to where designated by the Secretary or an Assistant Secretary of the Fund, all books, documents, and all records no longer deemed needed for current purposes, upon the understanding that such books, documents, and records will be maintained by the Corporation, the Fund or the recipient designated by the Corporation or the Fund under and in accordance with the requirements of Section 17Ad-7 adopted under the 34 Act, including by way of example and not limitation Section 17Ad-7(g) thereof. Such materials will not be destroyed without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

    18.   Provisions Relating to DST as Transfer Agent.
          --------------------------------------------

          A. DST will register the ownership of additional shares as it receives appropriate instructions or payment therefore, it being the responsibility of the Fund or its designated agents to assure that sufficient numbers of shares have been registered as required by all applicable laws, rules or regulations and that all applicable taxes have been paid.

          B. Book entry (unissued) shares of stock will be transferred and ownership thereof will be re-registered or book entry (unissued) shares of stock accepted for redemption and funds remitted therefor, or book entry transfer be effected, upon receipt by DST of instructions deemed by DST properly endorsed and accompanied by such documents as DST reasonably may deem necessary to evidence the authority of the person making the transfer or redemption. DST reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on any necessary document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with DST's Signature Guarantee Procedures. DST also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. DST may, in effecting transfers or redemptions, rely upon the Procedures, Simplification Acts, Uniform Commercial Code or other statutes
                                    ------------------------
               which protect it, the Corporation and the Fund in not requiring complete fiduciary or other documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, DST will not be liable for any loss which may arise by reason of not having such records.

          C. DST will act as Conversion Agent for unissued shares upon receiving written instructions from any officer of the Fund and such other documents as DST reasonably deems necessary.

          D. DST will supply shareholder's lists to the Corporation for shareholder meetings upon receiving a request from an officer of the Corporation.

          E. Upon receipt of written instructions of an officer of the Corporation, DST will, at the expense of the Corporation, address and mail notices to shareholders.

          F. In case of any request or demand for the inspection of the stock books of the Fund or any other Corporation books in the possession of DST, DST will endeavor to notify the Corporation and to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the stock books or other books to such person.

    19.   Provisions Relating to Dividend Disbursing Agency.
          -------------------------------------------------

          A. DST will, at the expense of the Corporation, provide a special form of check containing the imprint of any device or other matter desired by the Corporation. Said checks must, however, be of a form and size convenient for use by DST.

          B. If the Corporation desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Corporation.

          C. If the Corporation desires distributions be mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by the Corporation; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Corporation.

          D. DST shall establish and maintain one or more deposit accounts as Agent for the Funds, into which DST shall deposit the funds DST receives for payment of dividends, distributions, redemptions or other disbursements provided for hereunder and to draw checks against such accounts.

          E. DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

20.       Assumption of Duties By the Corporation or Agents Designated By the
          -------------------------------------------------------------------
          Corporation.
          ------------

          A. The Corporation, the Fund or their designated agents other than DST may assume certain duties and responsibilities of DST or those services of Transfer Agent and Dividend Disbursing Agent as those terms are referred to in Sections 4.D. and 4.E. of this Agreement, including but not limited to answering and responding to telephone inquiries from shareholders and brokers, accepting shareholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to DST, preparing and mailing confirmations, obtaining certified TIN numbers, classifying the status of shareholders and shareholder accounts under applicable tax law, establishing shareholder accounts on the TA2000 System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of the Fund, said assumption to be embodied in writing to be signed by both parties.

          B. To the extent the Corporation or the Fund or their agent or affiliate assumes such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor and is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in
               Section 8 hereof.

          C. Initially the Corporation's designee UAM Shareholder Service Center, Inc. ("UAMSSC") shall be responsible for the activities set forth in Exhibit D, attached hereto. DST will use its reasonable efforts to provide reasonable assistance to UAM SSC in performing the services described therein but DST shall have no responsibility or liability for any errors, inaccuracies, omissions or inadequacies of UAM SSC or for verifying any of UAM SSC actions or omissions.

    21.   Termination of Agreement.
          ------------------------

          A. This Agreement shall be in effect until October 31, 2001 (the "Initial Term"), but may be terminated by either party upon delivery of six (6) month's written notice to the other party, provided, however, that the effective date of any termination shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end and any such termination by the Corporation will be subject to the fees and charges set forth in Section 22.C of this Agreement. Upon the expiration of the Initial Term, or any term thereafter, this Agreement shall automatically renew for successive one-year terms, unless terminated by the either party on six (6) month's prior written notice to the other party.

          B. Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

               (1) The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns; or

               (2) Failure by the other party or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party.

          C. In the event of termination, the Corporation will promptly pay DST all amounts due to DST hereunder prior to or contemporaneously with the deconversion of the Fund's records from the TA2000 System. In addition, if this Agreement is terminated by the Corporation for any reason other than those set forth in Section 22.B. hereof during the Initial Term or, after such Initial Term, at any time otherwise than as of the last day of the then current term, then the Corporation shall pay to DST a termination fee equal to the aggregate of all the discounts received or due to the Corporation during the then current term. Additionally, if such termination occurs before the expiration of the Initial Term, DST shall be entitled to recover, and the Corporation shall pay to DST, an amount equal to the aggregate of all costs incurred by DST in connection with the establishment of the Funds on, and the conversion of the Funds to, the TA2000 System less the amounts previously reimbursed to DST for the first 1100 man hours. All discounts to fees otherwise payable by the Corporation to DST under this Agreement shall cease and be of no further force and effect as of the first day of any month during which DST receives a notice of termination of this Agreement from the Corporation.

          D. In the event of termination, DST will use its reasonable efforts to transfer the records of the Fund to the designated successor transfer agent, to provide reasonable assistance to the Corporation and its designated successor transfer agent, and to provide other information relating to its services provided hereunder (subject to the recompense of DST for such assistance at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein "reasonable assistance" and "other information" shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new, functionality or to require DST to disclose any DST Confidential Information, as hereinafter defined, or any information which is otherwise confidential to DST.

    22.   Confidentiality.
          ---------------

          A.   DST agrees that, except as provided in the last sentence of
               Section 18.F. hereof, or as otherwise required by law or by subpoena, DST will keep confidential all records of and information in its possession relating to the Corporation and the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of the Corporation or the Fund.

          B. The Corporation agrees that it and each Fund will keep confidential all financial statements and other financial records received from DST, the terms and provisions of this Agreement, all accountant's reports relating to DST, and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST's operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST.

          C.  (1)   The Corporation acknowledges that DST has proprietary
                    rights in and to the TA2000 System used to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output, including, without limitation any changes or modifications of the TA2000 System and any other DST programs, data bases, supporting documentation, or procedures (collectively "DST Confidential
                    Information") which the Corporation's access to the TA2000
                    System or computer hardware or software may permit the Corporation or its employees or agents to become aware of or to access and that the DST Confidential Information constitutes confidential material and trade secrets of DST.
                    The Corporation agrees that it and each Fund will maintain the confidentiality of the DST Confidential Information.

               (2) The Corporation acknowledges that any unauthorized use, misuse, disclosure or taking of DST Confidential Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. the Corporation will advise all of its employees and agents and all of the employees and agents of each Fund who have access to any DST Confidential Information or to any computer equipment capable of accessing DST or DST hardware or software of the foregoing.

               (3) The Corporation acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and the Corporation consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

    23.   Changes and Modifications.
          -------------------------

          A. During the term of this Agreement DST will use on behalf of the Corporation without additional cost all modifications, enhancements, or changes which DST may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by the Fund, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations in which case the charges applicable to such modifications, enhancements or changes shall be determined according to Section 6.E. of this Agreement.

          B. DST shall have the right, at any time and from time to time, to alter and to modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Corporation will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Corporation in using or employing the TA2000 System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Corporation is given thirty (30) days prior notice to allow the Corporation to change its procedures and DST provides the Corporation with revised operating procedures and controls.

          C. All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

    24.   Subcontractors.
          --------------

          Nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, the U.S. mails, telecommunication companies, and any agents of the Fund (including without limitation the Fund's banks - custodian, deposit and paying banks), provided, if DST selected such company, DST shall have exercised due care in selecting the same.

    25.   Limitation on Liability.
          -----------------------

          If the Corporation is comprised of more than one Fund, each Fund shall be regarded for all purposes hereunder as a separate party apart from each other Fund. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Corporation shall be deemed to relate solely to the particular Fund to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. The use of this single document to memorialize the separate agreement of each Fund is understood to be for clerical convenience only and shall not constitute any basis for joining the Funds for any reason.

     26.  Miscellaneous.
          -------------

          A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, excluding that body of law applicable to choice of law.

          B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          C. The representations and warranties, and the indemnification extended hereunder, if any, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

          D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

          E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

          H. This Agreement may not be assigned by the Corporation or DST without the prior written consent of the other.

          I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Corporation and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of the Corporation. This Agreement is between DST and the Corporation and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

          J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

          K. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          L. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

          M. All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

               If to DST:

                      DST Systems, Inc.
                      210 West 10th Street
                      Kansas City, Missouri 64105
                      Attn: Senior Vice President-Full Service
                      Telephone No.: (816) 435-5049
                      Facsimile No.: (816) 435-3455

               With a copy of non-operational notices to:

                      DST Systems, Inc.
                      333 West 11th Street, 5th Floor
                      Kansas City, Missouri 64105
                      Attn:  Legal Department
                      Telephone No.:  (816) 435-8688
                      Facsimile No.:  (816) 435-8630

               If to the Corporation:

                      UAM FUNDS, INC. II
                      c/o SEI Investments
                      One Freedom Valley Drive
                      Oaks, Pennsylvania 19456
                      Attn:  Sherry Veherlein
                      Telephone:  (610) 676-2892
                      Facsimile No.: (484) 676-2892

               or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

          N. The representations and warranties contained herein shall survive the execution of this Agreement. The representations and warranties contained herein and the provisions of Section 8 hereof shall survive the termination of the Agreement and the performance of services hereunder until any statute of limitations applicable to the matter at issues shall have expired.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

DST SYSTEMS, INC.                           UAM FUNDS, INC. II


By:                                         By:
   ----------------------------                --------------------------------

Title:                                      Title:
      -------------------------                   -----------------------------


UAM FUNDS, INC. II-agency.cl (05/25/01)

                                                                EXHIBIT A, p. 1
                                                                          FUNDS

                             Fund Name

Analytic Defensive Equity Fund
Analytic Enhanced Equity Fund
Analytic International Fund
Analytic Master Fixed Income Fund
Analytic Short-Term Government Fund

                                                                      EXHIBIT B
                                                                    Page 1 of 6

                                DST SYSTEMS, INC.
                               UAM FUNDS, INC. II
                          TRANSFER AGENCY FEE SCHEDULE
                          TERM: 11/1/1998 - 10/31/2001
                         (CPI 4.1% - Effective 11/1/00)

A.     Base Fee:

       Cusip Base Fee - $13,939 per cusip per year
           Base Fee Discount:
                  Months 1 - 6              20%
                  Months 7-12               15%
                  Months 13-18              10%
                  Months 19-24              5%
                  Months 25-36              0%

B.     Account Maintenance Fees:

       Open Accounts - $9.65 per open account per year

       Closed Accounts - $1.87 per closed account per year

C.     Transaction Processing Fees:

       New Account Set-Up:
            Manual - $3.76 per new account set-up
            Automated - $1.61 per new account set-up

       Manual Transactions - $2.69 per transaction
       Omnibus Transactions - $2.69 per transaction

       12b-1 Processing - $0.17 per open and closed account per cycle

D.     Optional Services:

       *Vision - $0.05 per view + $5.00 per ID per month
       *FANMAIL - $6,000 per year + $0.18 per record
       *NSCC - See Exhibit A
       *FAN - See Exhibit B
       Contingent Deferred Sales Charge (CDSC) - $2.04 per open account
       Trade Date Accumulated Shares System (TASS) - $1.07 per account per year Intelligent Workstation (IWS)/Literature - $0.37 per item
       Average Cost - $5,387 per year of history converted + $0.27 per account per year
       *Power Select (Remote Licenses Fee) - $2,413 per month

                                                                      EXHIBIT B
                                                                    Page 2 of 6

E.     Voice Response System:

       Monthly Call Volume                   Per Call Fee
       -------------------                   ------------
       1 - 40,000                                $0.22
       40,001 - 120,000                           0.17
       120,001 - 200,000                          0.12
       200,001 - 300,000                          0.08
       Over 300,000                               0.07

Subject to a monthly minimum of $107 per CUSIP plus $0.004 per shareholder account.

F.     Other:

       *Computer/Technical Personnel (2001 Standard Rates):
            *Business Analyst/Tester:
                  Dedicated                 $106,080 per year
                  On Request                $93.60 per hour
            *COBOL Programmer:
                  Dedicated                 $176,800 per year
                  On Request                $140.40 per hour
            *Workstation Programmer:
                  Dedicated                 $204,880 per year
                  On Request                $166.40 per hour
            *Business Analyst:
                  Senior Staff Support      $75 per hour
                  Staff Support             $55 per hour
                  Clerical Support          $45 per hour

       Escheatment Costs - $130 per cusip per filing plus $1.56 per item plus out-of-pocket costs

       Acquisition/Conversion Costs - Out of pocket expenses including but not limited to travel and accommodations, programming, training, equipment installation, etc.

                                                                       EXHIBIT B
                                                                     Page 3 of 6

NOTES TO THE ABOVE FEE SCHEDULE

A. The above schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of reimbursable expenses are set forth hereinafter. Reimbursable expenses are billed separately from service fees on a monthly basis.

B. Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1.5% per month until payment is received.

C. The above fees, except for those indicated by an "*", are guaranteed for a three year term, subject to an annual increase in an amount not less than the annual percentage change in the Consumer Price Index (CPI) for all urban consumers in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area. All items, Base 1982 - 1984 = 100, as last reported by the U.S. Bureau of Labor Statistics for the twelve (12) calendar months immediately following the month during which such anniversary occurred. In section F, new Computer/Technical Personnel fees go into effect each January 1. All items marked by an "*" are subject to change with 60 day notice.

D. The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined. The "Purge Date" for any year shall be any day after June 1st of that year, as selected by the Fund, provided that written notification is presented to DST at least forty-five (45) days prior to the Purge Date.

                         NSCC OUT-OF-POCKET EXPENSES                 EXHIBIT B.1
                                                                     Page 4 of 6

================================================================================

DST Fees

        DST charges $1,500 per cusip per year for the NSCC platform

Settling Bank Fees

        The fund may be charged fees by the Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund and the Settling Bank.

NSCC Participant Fees

        The NSCC charges $40 per month per management company for CPU access/shared line costs.

        A combined participant base fee of $200 per month is charged for the following services:

        Fund/SERV:
        ---------

        The NSCC charges an activity charge of $.30 per inputted transaction. Transactions include purchases, redemptions and exchanges.

        Networking:  The NSCC charges the following activity fee:
        ----------

            -    $.02 per account for funds paying dividends on a monthly basis
            -    $.01 per account for funds paying dividends other than monthly

         Commission Settlement:  The NSCC charges the following processing fee:
         ---------------------

           - $.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge

           - $.20 per hundred records, per month, for 500,001 to 1,000,000 records

           - $.10 per hundred records, per month, for 1,000,001 records and above


Note: Participant fees are cumulative when Fund/SERV, Networking and/or
      Commission Settlement are used in conjunction with each other.

                            WEB SERVICES                             EXHIBIT B.2
                                                                     Page 5 of 6

================================================================================

Base Fee
      Basic Package/1/                                         $10,000

      Advanced Package/2/                                      $15,000

      FAN Set-up Fee                                           $5,000

Transaction Fees
      Account Inquiry (Position)                               $ .05
      Account Inquiry (History)                                $ .05
      Transactions/3/                                          $ .50

      Monthly Minimum Transaction Fees                         $2,000

Other Fees
      Fund-Specific Enhancements/Consulting                    $150/hour
      Tutorial Web Site                                        $5,000

Notes:
     1. These fees apply only to cases where the Fund provides a link from the Customer Web Site to the DST Web Site.

     2. The FAN set-up fee is a one-time charge. The Customer will only incur this charge once, regardless of the number of FAN Web Services in which the Customer participates.

     3. Other Transactions may be supported in the future, the fees for which will be determined at that time. The Customer will not be obligated to offer new Transaction types.

     4. If a Customer upgrades from the "Basic" package to the "Advanced" package, the Customer will pay an additional $5,000 fee for the upgrade.




------------------
/1/Includes 10 hours of consulting. Additional hours will be billed at
   $150/hour.
/2/Includes 15 hours of consulting. Additional hours will be billed at
   $150/hour.
/3/Transactions include ACH purchase, exchange, redemption via ACH, wire, or check.

                                                                     EXHIBIT B.3
                                                                     Page 6 of 6

================================================================================

REIMBURSABLE EXPENSES

      Forms
      Postage (to be paid in advance if so requested)
      Mailing Services
      Computer Hardware and Software - specific to Fund or installed at remote site at Fund's direction
      Telecommunications Equipment and Lines/Long Distance Charges
      Magnetic Tapes, Reels or Cartridges
      Magnetic Tape Handling Charges
      Microfiche/Microfilm
      Freight Charges
      Printing
      Bank Wire and ACH Charges
      Proxy Processing - per proxy mailed
           not including postage
           Includes:           Proxy Card
                               Printing
                               Outgoing Envelope
                               Return Envelope
                               Tabulation and Certification
      T.I.N. Certification (W-8 & W-9)
           (Postage associated with the return
            envelope is included)
      *N.S.C.C. Communications Charge                        See Exhibit A
           (Fund/Serv and Networking)
      Off-site Record Storage
      Second Site Disaster
           Backup Fee (per account)                          $0.10 per account
                                                              per year



      Transmission of Statement Data for                     Currently $.035 per
      Remote Processing, except for transmissions to OTS     shareholder record

      Travel, Per Diem and other Billables
           Incurred by DST personnel traveling to,
           at and from the Fund at the request
           of the Fund

                                                                       EXHIBIT C
                                                            AUTHORIZED PERSONNEL

Pursuant to Section 7.A. of the Agency Agreement between the Corporation and DST (the "Agreement"), the Corporation authorizes the following the Corporation personnel to provide instructions to DST, and receive inquiries from DST in connection with the Agreement:

              Name                                       Title
              ----                                       -----

-----------------------------                --------------------------------

-----------------------------                --------------------------------

-----------------------------                --------------------------------

-----------------------------                --------------------------------

-----------------------------                --------------------------------

-----------------------------                --------------------------------

-----------------------------                --------------------------------


This Exhibit may be revised by the Corporation by providing DST with a substitute Exhibit C. Any such substitute Exhibit C shall become effective twenty-four (24) hours after DST's receipt of the document and shall be incorporated into the Agreement.

ACKNOWLEDGMENT OF RECEIPT:

DST SYSTEMS, INC.                           UAM FUNDS, INC. II


By:                                        By:
   --------------------------------           ----------------------------------

Title:                                     Title:
      -----------------------------              -------------------------------

Date:                                      Date:
     ------------------------------             --------------------------------

                                                                 EXHIBIT D, p. 1
                                                                        SERVICES

         UAM SSC shall be responsible for receiving telephone calls, faxes, letters and transmissions from shareholders and institutions and processing transactions generated by such telephone calls, faxes, letters and transmissions. The general categories of services UAM SSC will be responsible for performing include but are not limited to:

         1.   Purchase, redemption and exchange of shares

         2.   Addition or deletion of services for an account

         3.   Explanation of fund or market conditions and performance

         4. Research account inquiries, respond to such inquiries, and make any required account corrections

         5.   Change account address or distribution option

         6.   Correct registration or account error

         7. Send additional account statements or other requested materials or forms


         Without limitation of the foregoing, UAM SSC shall at a minimum perform the following specific services:

         1.   Provide Shareholder Support

         2.   Process "Phone" Transactions
                  ACH Buys
                  ACH Sells
                  Purchase Orders (Settle by Wire or Check)
                  Redemption Orders (Settle by Wire or Check)
                  Account Exchanges

         3.   Process Account Maintenance

         4.   Problem Research and Resolution

                                                                 EXHIBIT D, p. 2
                                                                        SERVICES

         5.   Prepare Research Documentation for DST

         6. All Correspondence Services except for Correspondence Requiring the Return of Original Documentation received at DST

         7.   Institutional Desk Servicing, including but not limited to:
                  Dealer Servicing
                  Account Maintenance
                  Dealer File Maintenance
                  Transaction Processing
                  Order Settlement Support
                  Adjustment Processing Support
                  NSCC Networking Support
                  Fund Info/Data Dissemination

         8.   Redemption by ACH to bank of record

         9.   Redemption by check to address of record

         10.  Redemption by wire to bank of record

         11.  Exchange between funds

         12.  ACH purchase from bank of record

         13.  Process purchase order (a.k.a. confirmed purchase)

         14.  Request stop/replace redemption checks to address of record

         15.  Research/document/request corrective processing

         16.  Account Maintenance
                  Non-Signature Guaranteed address change
                  Stop/restart/defer a Systematic Monthly Investment (SIP) Increase/decrease a Systematic Monthly Investment (SIP) Increase/decrease/defer/discontinue a systematic withdrawal plan (SWP)
                  Add a beneficiary birth date
                  Change dividend/capital gains distribution method

                                                                 EXHIBIT D, p. 3
                                                                        SERVICES

                  Stop dividend mail
                  Add/change a dividend move
                  Combine identical accounts within the same funds
                  Add or delete stop mail from the account
                  Request stop or replace a redemption check after fifteen
                    (15) days
                  Add/change/delete systematic exchanges (SYSEXCH) with the
                    same registration
                  Correct minor errors in names on registration if clearly
                    indicated on the application
                  Reissue checkwriting drafts on a Cash Reserve account
                    where the privilege has been established
                  Link/unlink accounts for the INVESTOR statement product
                    (managers only)